Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, in our capacity as directors of Essex Property Trust, Inc., a Maryland corporation (the “Company”), do hereby constitute and appoint Michael J. Schall and Angela L. Kleiman, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act without the other, for her or his and in her or his name, place and stead, in any and all capacities, to sign on my behalf in my capacity as a director of the Company (i) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Company’s 2018 Stock Award and Incentive Plan, and (ii) any amendment or post-effective amendment to such registration statement, in each case, in such form as they or any one of them may approve.

I hereby grant to each such attorney full power and authority to do and perform each and every act necessary to be done in order to effectuate the actions stated above as fully as I might do in person.  I hereby revoke any or all prior appoints of attorneys-in-fact to the extent that they confer authority to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SIGNATURE	DATE

/s/ George M. Marcus	May 8, 2018
George M. Marcus

/s/ Keith R. Guericke	May 8, 2018
Keith R. Guericke

/s/ Amal M. Johnson	May 11, 2018
Amal M. Johnson

/s/ Irving F. Lyons, III	May 10, 2018
Irving F. Lyons, III

/s/ Thomas E. Robinson	May 10, 2018
Thomas E. Robinson

/s/ Michael J. Schall	May 8, 2018
Michael J. Schall

/s/ Byron A. Scordelis	May 8, 2018
Byron A. Scordelis

/s/ Janice L. Sears	May 9, 2018
Janice L. Sears